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EXHIBIT 21

                         SUBSIDIARIES OF INNOVEDA, INC.
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
NAME OF SUBSIDIARY                    STATE OF JURISDICTION OF CORPORATION
------------------                    ------------------------------------
First-to-Market, Inc.                              Delaware
Innoveda Finland Oy                                Finland
Innoveda Foreign Sales Corp.                       Barbados
Innoveda GmbII                                     Germany
Innoveda Israel Ltd.                               Israel
Innoveda KK                                        Japan
Innoveda Korea Holdings, Inc.                      Delaware
Innoveda Limited                                   United Kingdom
Innoveda SARI                                      France
Innoveda SRL                                       Italy
Transcendent Design Technology Inc.                Delaware
Innoveda Minnesota Holdings, Inc.                  Delaware
Summit Design GmbH                                 Germany
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